Exhibit 10.139.2
The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

Execution Copy
2nd Amendment
to the
Development, Licence and Supply Agreement
entered on December 18, 2007
(hereinafter referred to as “Agreement”)

by and between

Grünenthal GmbH
Zieglerstr. 6
52078 Aachen, Germany
(“GRÜNENTHAL”)

and

ENDO Pharmaceuticals Inc.
1400 Atwater Drive
Malvern, PA 19355, USA
(“ENDO”)

1.	The Parties agree to add the following provisions to the Agreement in connection with the conduct of the *** Study on the Initial Product:

1.1
ENDO shall use Commercially Reasonable Efforts and Diligent Development Efforts to conduct, complete and *** the results of an *** Study for the Initial Product consistent with study protocol annexed to this Amendment (as such protocol may be amended from time to time) (the “*** Study”) and shall be responsible for *** costs incurred by the conduct of the *** Study.

1.2
ENDO shall be the owner of any and all Clinical Information that is generated, developed or acquired by ENDO in performance of the obligations of ENDO under this Amendment. GRÜNENTHAL shall have no right to use any data or information contained in such ENDO Information, or Clinical Information for any purpose other than as expressly provided in this Amendment without the express prior consent in writing of ENDO, provided however that GRÜNENTHAL may use clinical studies that relate specifically to the properties of the Technology and are not related to safety and efficacy (e.g. abuse liability studies) for the purpose of development and marketing of products containing the Technology and active ingredients other than the Compound.

1.3
Upon the Second Amendment Effective Date and until final response and decision *** including but not limited to referencing the *** Study ENDO shall disclose to GRÜNENTHAL, in confidence under the terms of Article 13 of the Agreement, any and all copies of past and on-going correspondence ***, to the extent such correspondence relates to the *** Study.

1.6	The Parties shall regularly (typically biweekly) schedule such telephone and/or in person meetings regarding the *** Study as shall be mutually agreed.

1.4
ENDO, as soon as practicable, shall provide to GRÜNENTHAL draft forms of reports for the *** Study. GRÜNENTHAL may review such draft reports, and will have ten (10) Business Days after receipt of such a draft report to provide comments to ENDO for ENDO’s consideration.

1.5
ENDO shall provide to GRÜNENTHAL with a copy of all final reports for the *** Study within thirty (30) days after such reports and protocols are finalized. Top line data for the *** Study shall be provided within three (3) Business Days after receipt, and synopsis data within ten (10) Business Days after receipt.

1.6
ENDO shall, to the extent reasonably practicable, align with GRÜNENTHAL in advance with respect to any communication on the *** Study to the FDA including questions from, or issues raised by, the FDA, briefing materials and questions in preparation of a meeting with the FDA, and attendance of GRÜNENTHAL representative(s) at meetings with the FDA where discussion of the *** Study is on the agenda. After any communication (meeting, telecon, or written exchange) with the FDA involving the *** Study ENDO shall provide GRÜNENTHAL a copy of any minutes or synopses from the FDA on the *** Study interaction.

1.7	ENDO will fund the *** Study for the Initial Product conducted by or for the benefit of ENDO.

1.8
GRÜNENTHAL will financially contribute to the conduct of the *** Study by reimbursing ENDO *** of ENDO’s external costs associated with the conduct of the *** Study (including the expenses already incurred by Endo for the *** pilot study), up to a maximum amount of USD *** (*** US Dollars). ENDO shall invoice GRÜNENTHAL for its share of the *** Study expenses and shall include the third party invoices for which it is seeking partial reimbursement with such invoices. GRÜNENTHAL shall pay such ENDO invoices within thirty (30) days of receipt.

1.9
In addition to the financial contribution pursuant to Section 1.8 of this Agreement Grünenthal shall provide to ENDO solely for use in the *** Study one batch (45kg) of placebo for the Initial Product free of charge.

ENDO shall be fully responsible for the use and handling of such placebo material once supplied to ENDO.

1.10
In no event shall Endo invoice GRÜNENTHAL and in no event shall GRÜNENTHAL be obliged to financially contribute pursuant to Section 1.8 before the Second Amendment Effective Date and before the execution of the final study protocol for the *** Study.

2.    All other provisions of the Agreement remain unchanged.

3.	Any definitions used in this Amendment but not expressly defined in this Amendment, shall have the meaning set forth in the Agreement.

4.
This Amendment shall be effective as of the date GRÜNENTHAL receives from ENDO the milestone payment of €7.500.000 (Euro seven millions five hundred thousand), representing the following commercial milestone pursuant to Article 5.3 of the Agreement: ***, (“Second Amendment Effective Date”).

Such milestone payment shall be made within *** of the
execution of this Second Amendment.
GRÜNENTHAL shall promptly inform ENDO of the date of receipt of the respective payment.

Aachen, February 12, 2014	Malvern, February 18, 2014
(Date)	(Date)

GRÜNENTHAL GMBH	ENDO PHARMACEUTICALS INC.

/s/Prof. Dr. Eric-Paul Pâques	/s/Suketu Upadhyay
Prof. Dr. Eric-Paul Pâques	Suketu Upadhyay
CEO	EVP, CFO

/s/Ralf Radermacher
Ralf Radermacher
Senior Vice President
Corporate Development & Licensing

Annex

*** Study Protocol (Draft)

The draft study protocol in this Annex shall be replaced by the final study protocol once executed.

***